MINING SERVICES INTERNATIONAL CORPORATION
                  5284 South Commerce Drive, Suite C-244
                     Salt Lake City, Utah  84107-7930

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON MAY 23, 1996


TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Mining Services International Corporation, a Utah corporation (the "Company"), will be held at the Salt Lake Hilton, 150 West 500 South, Salt Lake City, Utah on Thursday,
May 23, 1996, commencing at 3:00 p.m. (Mountain Standard Time) for the following purposes, as more fully described in the accompanying Information
Statement:

         1. To elect five (5) Directors to serve until the next Annual Meeting of Shareholders or until their successors shall be elected and duly qualified;

         2. To consider and act upon a proposal to ratify the selection of the Company's independent auditors for 1995; and

         4. To consider and act upon such other business as may properly come before the Annual Meeting of Shareholders and at any adjournment or postponement thereof.

         Pursuant to the by-laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Shareholders and at any adjournment or postponement thereof as of the close of business on March 26, 1996. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company thereafter. A list of those entitled to vote will be available for inspection for ten (10) days prior to the meeting at the offices of the Company.

         All shareholders are urged to attend the annual meeting.


                                      By Order of the Board of Directors



                                      Lex L. Udy
                                      Vice Chairman

Salt Lake City, Utah
April 26, 1996 (Mailing Date)




                     INFORMATION STATEMENT

         This Information Statement is furnished pursuant to Regulation 14C under the Securities Exchange Act of 1934 by Mining Services International Corporation, a Utah corporation (the "Company" or "MSI"). This Information Statement and the attached Notice of Annual Meeting of Shareholders are first being mailed to shareholders of the Company on or about April 26, 1996.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
TO SEND US A PROXY.

VOTING SECURITIES

         As of the close of business on the record date (March 26, 1996), the Company had outstanding 5,531,045 shares of common stock, par value $.001 per share, all of which are entitled to be voted at the meeting. Each share is entitled to one (1) vote, and only those shareholders of record of the Company's common stock as of the close of business on the record date shall be entitled to vote their shares.

         The presence of a majority of the outstanding shares of the Company's common stock, represented in person or proxy at the meeting will constitute a quorum. In the proposed election of Directors, shareholders will not be allowed to cumulate their votes. The five nominees receiving the highest vote totals will be elected as directors of the Company. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. In accordance with Utah law, all other matters will be approved if the votes cast in favor of a matter exceed the votes cast opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any other matters.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT

         The following tabulation shows as of March 26, 1996 the number of shares of the Company's common stock, par value $0.001, owned beneficially by:
(a) all persons known to be the holders of more than five percent (5%) of the Company's voting securities, (b) all Directors, (c) certain Executive Officers and (d) all officers and Directors of the Company as a group:

                                                Amount and Natures of
                                                Beneficial ownership(1)
Name and address of Beneficial Owner            Shares              Percent

Edward Dallin Bagley*                           1,298,158(2)        23.1%
8 Shadow Wood Lane
Sandy, Utah 84092

Dr. Lex L. Udy*                                  437,809(3)         7.8%
4597 Ledgemont Drive
Salt Lake City, Utah 84124

Dr. John T. Day*                                445,918(4)          7.9%
5 Dawn Hill
Sandy, Utah 84092

Edward N. Bagley*                                356,270(5)         6.34%
8987 St. Ives Drive
Los Angeles, California 90069

Nathan L. Wade*                                  213,798(6)         3.8%
1207 South Main Street
Salt Lake City, Utah 84111

All Officers and Directors
as a group (8 persons)                         2,812,328(7)         50.0%

(*)  Director of the Company

(1) Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the Company's common stock beneficially owned by such person.

(2) Includes 62,500 shares held in the name of Mr. Bagley's spouse and presently exercisable options to purchase 21,000 shares.

(3) Includes 22,360 shares owned solely by Dr. Udy's wife of which Dr. Udy disclaims ownership.

(4) Includes options for 21,000 shares which are presently exercisable within 60 days.

(5) Includes 330,020 shares held by Mr. Bagley and his wife as co-trustees of the Bagley Family Living trust and 5,250 shares held by Mr. Bagley as trustee of a trust for the benefit of members of Mr. Bagley's family and presently exercisable options to purchase 21,000 shares.

(6) Includes 172,000 shares held by N&R Investment, a Utah Partnership of which Mr. Wade is a general partner and 1,050 shares held by Nate Wade, Inc., a Utah corporation of which Mr. Wade is a principal owner, 1827 shares held in an IRA account for the benefit of Mr. Wade, 1,050 shares held in an IRA account for the benefit of Mr. Wade's spouse, and 1,050 shares held by Mr. Wade's daughter.

(7) Includes options which are presently exercisable or exercisable within 60 days for the purchase of 89,250 shares.


DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is a table which identifies each Director and Executive Officer, and the positions and offices within the Company held by each person. The table is followed by a brief description concerning the employment and business experience of each person during at least the past five years.

Name                         Age      Position                   In Position
                                                                  Since

Edward Neff (Ted) Bagley       83      Chairman of the            1983
                                       Board of Directors

Dr. Lex L. Udy                 62     Vice Chairman, Secretary   1979
                                       Officer and Director

Dr. John T. Day                56     President,                 1986
                                       Chief Executive Officer
                                       and Director

Edward Dallin Bagley           57     Director                   1983

Nathan L. Wade                 67     Director                   1989

Richard M. Clayton            55      Vice President             1991

David P. Reddick              40      Vice President             1991

Duane W. Moss                 48      Chief Financial Officer    1994
                                       and Legal Counsel

         Directors of the Company are elected at the Annual Meeting of Shareholders and serve until the next annual meeting or until their successors are duly elected and qualified. Executive officers of the Company are elected by and serve at the pleasure of the Board of Directors.

         Edward Neff (Ted) Bagley has been associated with the investment banking firm of Smith Barney and predecessor companies since 1971 where he is presently Vice President. Mr. Bagley was elected a member of the Board of Directors in October 1983. He is the father of Edward Dallin Bagley.
Mr. Bagley is also a Director of Gentrue Communications Corporation.

         Dr. Lex L. Udy has been Vice Chairman of the Company since April 1993 and Secretary since March 1995. He was a founder of the Company and has served as a Director since 1979. From 1979 to 1984 he was Vice President of Research for the Company with responsibility for new product development, patent development and field test operations. From 1985 to 1993 he was President and Chief Executive Officer for the Company.
Dr. Udy obtained a B.S. degree in Physics from the University of Utah in 1955 and a Ph.D. from the University of Utah in Metallurgy in 1960.

         Dr. John T. Day has been President and Chief Executive Officer since April 1993. He was one of the founders of the Company and from 1979 to 1993 was Executive Vice President with responsibility for plant design, operations, equipment design and construction, and new product development. Dr. Day was appointed a member of the Board of Directors on November 10, 1986 and was appointed the Chief Executive Officer of the Company in 1993. Dr. Day obtained a B.S. degree in Chemical Engineering from the University of Utah in 1964 and obtained a Sc.D. degree from MIT in 1972

         Edward Dallin Bagley has been self-employed in management of personal investments since 1991. From June 1990 to August 1991 Mr. Bagley was a registered representative at Wilson-Davis & Co. Inc., a Salt Lake City, Utah brokerage firm. He was elected a member of the Board of Directors in October 1983. He is the son of Edward Neff (Ted) Bagley. Mr. Bagley is also a Director of Ion Laser Technology, Inc., Gentner Communications and Tunex International, Inc., all of which are publicly held companies. He obtained his Juris Doctorate from the University of Utah in 1965.

         Nathan L. Wade has been a Director of the Company since June 1989. Since 1953 Mr. Wade has been the president and principal owner of Nate Wade, Inc., a Salt Lake City, Utah automobile dealership for new and used automobiles.

         Richard M. Clayton was first employed by the Company from 1981 to 1983. Mr. Clayton joined the Company again in 1986 as Director of Marketing and was appointed Vice President in 1991. Prior to joining the Company, Mr. Clayton held key management and marketing positions with Texaco Petroleum Corporation and Nitrate Services Corporation, a multi-million dollar explosives company.

         David P. Reddick has been employed by the Company since 1985 as Director of Operations. In 1991 Mr. Reddick was appointed Vice President. Prior to joining the Company, Mr. Reddick was associated with Cyprus Minerals in operations management. Mr. Reddick obtained a B.S. degree in Resource Economics from the University of California at Berkeley.

         Duane W. Moss has been employed by the Company since December 1994 as Chief Financial Officer and Legal Counsel. Prior to joining the Company,
Mr. Moss was a self-employed consultant and from 1989 to 1992 was the Secretary, Treasurer and Chief Financial Officer of Alta Gold Co. Mr. Moss obtained a Juris Doctorate in 1976 and a B.A. degree in Accounting in 1973 from the University of Utah.

The Board of Directors and its Committees

          There were three (3) regular meetings of the Board of Directors held during the 1995 fiscal year. All of the Directors attended the meetings.

          The Company presently has standing audit and compensation committees of the Board of Directors. The audit committee periodically makes recommendations concerning the engagement of the Company's independent public accountants and reviews the results and independence of the accountants and the scope, adequacy and results of the internal auditing procedures.
The Company's audit committee consists of Edward Dallin Bagley, Edward Neff Bagley and Nathan L. Wade. Functions of the compensation committee include making recommendations concerning Director and senior managment remuneration and overseeing the Companys stock option and other compensation plans. The compensation committee consists of Edward Dallin Bagley and Nathan L. Wade. All committee members attended at least 75% of the meetings of their respective committees. Each of the committees met five times during the year. No separate compensation is paid for committee attendance or assignments.


Compliance with Section 16(a) of the Exchange Act

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors and persons who own more than ten per cent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, Directors and Shareholders who own more than ten per cent of the Company's voting shares are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

          Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company and its affiliates for the fiscal years ended December 31, 1995, 1994 and 1993 of those persons who were, as of March 26, 1996, (i) the Chief Executive Officer and (ii) the only other executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1995 (the "Named Executive Officers").

Compensation of Executive Officers

          The following table summarizes compensation received by the Named Executive Officers of the Company for the three fiscal years ended December 31, 1995.

                                                           Long
                                                           Term
                                                           Compen-
                    Annual Compensation                    sation
                                  Annual        Other      Options    All Other
Name and Position   Year  Salary  Bonus
                                  Compensation/            Compen-
                                  Granted                  sation(4)

Dr. Lex Udy*        1995 $114,964  ----         $18,245(1)    ----    $3,500
Vice Chairman and   1994 $100,000  ----         $16,556(3)    ----    $3,000
    Secretary       1993 $ 98,804  $20,000      $13,245(3)    ----    $2,990

Dr. John T. Day     1995 $126,930   ----        $18,129(2)    ----    $3,800
President and Chief 1994 $104,833   ----        $22,723(2)    ----    $2,990
Executive Officer   1993 $ 98,804  $20,000      $21,707(2)    ----    $2,990

(1) Includes $7,678 for life and disability insurance premiums paid on behalf of Dr. Udy.
(2) Includes $9,954 for life and disability insurance premiums paid on behalf of Dr. Day and a $6,000 office allowance.
(3) Includes $9,696 for life insurance and disability insurance premiums paid on behalf of Dr. Udy.
(4) Includes matching contributions made by the company on behalf of the Named Executive Officers pursuant to the Mining Services International Profit Sharing 401(k) Plan.* Was Chief Executive Officer of the Company until April 1993.

Option Grants in Last Fiscal Year

          No individual grants of stock options were made to the Named Executive Officers during the fiscal year ended December 31, 1995.


Aggregated Option/SAR Exercises and Fiscal year End Option/SAR Value

          The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on December 31, 1995 and the value realized upon the exercise of options during the fiscal year ended December 31, 1995.


                                                           Value of
                                          Number of        Unexercised
                                          Unexercised      In-the-Money
                     Shares               Options/SARs     Options/SARs
                    Acquired              at FY-End (#)    atFY-End ($)(1)
                       on     Value       Exerciseable/    Exercisable/
Name                Exercise  Realized    Unexercisable    Unexercisable

Dr. Lex L. Udy      21,000    $58,500     0/63,000(2)      $0/$393,750
(Vice Chairman,
Secretary)

Dr. John T. Day     ----      ----        0/84,000(3)      $0/$393,750
(CEO)

(1) Reflects the difference between the exercise price of the options granted and the value of the Common Stock on December 29, 1995. The closing price of the Common Stock on December 31, 1995, as reported by NASDAQ, was $6.250 per share.

(2)       21,000 of these options will become exercisable on May 1, 1996.

(3) 21,000 of these options were exercised in January of 1996 and an additional 21,000 options will become exercisable on May 1, 1996.

Director Compensation

          Each Director was paid $3,600 per year as compensation for attendance at meetings of the Board of Directors, and the Chairman of the Board received an additional $5,000 per year during 1995. Commencing on January 1996 the outside directors will receive $5,000 per year as compensation for Board meetings. Inside Board members will receive no compensation for attendance at Board Meetings.

Certain Relationships and Related Transactions

          On July 19, 1994 the Company loaned John T. Day and Lex L. Udy $242,000 and $227,375 respectively at LIBOR 30 day rate plus 1% adjusted annually for a term of five years. Interest is payable annually with the principal due on the date of maturity. On June 12, 1995 the Company loaned Richard M. Clayton a net amount of $6,250 and Duane W. Moss an amount of $27,500 at LIBOR one-year rate plus one percent adjusted annually for a term of thirty months. Interest is payable annually with principal and accrued interest due on the date of maturity. The loans were provided by action of the Board of Directors for the purpose of loaning the officers sufficient funds to exercise their respective stock options granted to them pursuant to the 1988 MSI Stock Option Plan. The exercised stock is held by the Company as collateral for payment of the loan principal and interest. See the notes to the Company's financial statements for details on other related party transactions.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

          The independent public accounting firm which conducted the audit of the Company's financial records for the fiscal year ended December 31, 1995 is Tanner + Co. of Salt Lake City, Utah. Representatives of Tanner + Co.
are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

OTHER MATTERS
          Management knows of no other matters to be presented at the Annual Meeting of Shareholders.

GENERAL
          Expenses in connection with the distribution of this Information Statement will be borne by the Company. While there is no formal agreement to do so, the Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expense in forwarding this information.

INFORMATION PROVIDED TO SHAREHOLDERS

          INCLUDED WITH THIS INFORMATION STATEMENT, THE COMPANY
IS PROVIDING, WITHOUT CHARGE, TO EACH SHAREHOLDER A COPY OF
THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR 1995,
INCLUDING THE FINANCIAL STATEMENTS, AS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. If for some reason a shareholder did not receive a copy of the Company's Annual Report, upon written request, the Company will forward a copy, without charge, to the requesting shareholder.

          All requests for information under this heading should be directed to:

                              THE CORPORATE SECRETARY
                              MINING SERVICES INTERNATIONAL CORPORATION
                              5284 South Commerce Drive
                              Suite C-244,
                              Salt Lake City, UT 84107-7930